News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Ian Chadsey, Manager, Investor Relations (416) 436-5949 Email: investor.relations@tlcvision.com

TLCVision Expands Eye Care Business with Two Acquisitions

St. Louis, Missouri, May 5, 2005: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premiere eye care services company, announced today the acquisition of a leading refractive center in Greensboro, North Carolina and a mobile cataract company in Louisville, Kentucky.

Refractive Center: TLCVision has acquired the refractive assets of Southeastern Eye Center in Greensboro, North Carolina, one of the largest and most prestigious eye care centers in North Carolina. This refractive center performed 1800 procedures last year and has a large optometric network, which TLC will target for growth. This acquisition expands TLC’s presence in North Carolina to three centers: Raleigh, Charlotte, and now Greensboro.

Dr. Karl Stonecipher, who has performed over 35,000 refractive procedures, will continue as the center’s Medical Director. He is a well known and respected refractive surgeon as well as a clinical investigator and consultant to a number of companies in the refractive surgery arena.

“Our refractive growth strategy is focused on partnering with leading surgeons, like Dr. Stonecipher, and bringing TLC value added services, including our optometric networking support, to an already strong practice,” commented Jim Wachtman, President and Chief Executive Officer.

Mobile Cataract Company: TLCVision, through its Midwest Surgical Services (MSS) subsidiary, has acquired Vision Surgical Services (VSS) in Louisville, Kentucky, which provides outsource cataract surgical services to 15 mobile and fixed locations throughout Kentucky, Indiana, and West Virginia. VSS CEO, Randy Boehme, will remain with MSS in a consulting capacity.

“This is the sixth acquisition of a cataract services company in the past five years, over which time MSS has seen a compound annual procedure growth rate of 29%. These acquisitions continue to leverage our infrastructure and strengthen our position as the leading provider of outsource cataract surgical services in the U.S.,” said Jim Wachtman.

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality care. We maintain leading positions in Refractive, Cataract and Optometric Services markets, plus the AMD market through our significant ownership in OccuLogix, Inc (NASDAQ: RHEO, TSX: RHE). The key drivers of TLCVision‘s strategy are our affiliated network of over 13,000 eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by strong financial performance, a culture of operational excellence and an experienced management team.. The Company’s common shares trade on the NASDAQ National Market under the symbol ‘TLCV’ and on the Toronto Stock Exchange under the symbol ‘TLC’. More information about the Company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.